CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the heading “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-1A for Allianz Global Investors Money Market Fund.

PricewaterhouseCoopers LLP
Kansas City, Missouri
February 15, 2012